UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2019, the Board of Directors of Verisk Analytics, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access, effective immediately. The Board implemented terms which it believes will provide meaningful proxy access for shareholders while limiting the potential for abuse and will advance the long-term interests of the Company and its shareholders.

The Bylaws include a revised Section 2.10 that permits a shareholder, or group of up to 20 shareholders, owning at least three percent of the Company’s issued and outstanding common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the shareholders and nominees satisfy the requirements and such other limitations as specified in the Bylaws.

The description of the Bylaws set forth above is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Verisk Analytics, Inc. dated February 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: February 15, 2019	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary